UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 9, 2024

 NRX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38302	82-2844431
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 Orange Street, Suite 600 Wilmington, Delaware	19801
(Address of principal executive offices)	(Zip Code)

(484) 254-6134

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NRXP	The Nasdaq Stock Market LLC
Warrants to purchase one share of Common Stock	NRXPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 9, 2024 NRX Pharmaceuticals, Inc. (the “Company”) entered into Amendment #3 to Convertible Promissory Note (the “Third Amendment”), with Streeterville Capital, LLC (“Streeterville”). Pursuant to the Third Amendment, the Company and Streeterville agreed to further amend the terms of that certain Convertible Promissory Note dated November 4, 2022, in the original principal amount of $11,020,000, as amended by the amendments to the Convertible Promissory Note dated March 30, 2023 and July 7, 2023 (as amended, the “Note”). In accordance with the Third Amendment, the Company and Streeterville agreed to amend the redemption provisions of the Note. In particular, the Company agreed to pay Streeterville an amount in cash equal to $1,100,000 on February 12, 2024. In addition, beginning on or before February 29, 2024, on or before the last day of each month until July 31, 2024 (the “Minimum Payment Period”), the Company shall pay Streeterville an amount equal to $400,000 in cash (a “Minimum Payment”), less any amount satisfied by the delivery of Redemption Conversion Shares (as defined in the Note).

Notwithstanding the foregoing, after April 30, 2024, and for the remainder of the Minimum Payment Period, Streeterville may redeem any Redemption Amount (as defined in the Note), including an amount in excess of the Minimum Payment, subject to the Maximum Monthly Redemption Amount (as defined in the Note). During the Minimum Payment Period, the Company is permitted to pay the Redemption Amounts in the form of shares of common stock of the Company (the “Redemption Conversion Shares”) calculated on the basis of the Redemption Conversion Price (as defined in the Note) without regard to the existence of any Equity Conditions Failure to the extent Streeterville submits redemption notices during such month pursuant to the terms of the Note, and only for the Redemption Amounts covered by such notices. Moreover, the Redemption Premium (as defined in the Note) will continue to apply to the Redemption Amounts. To the extent there is an outstanding balance under the Note after the expiration of the Minimum Payment Period, the Company will be required to pay such outstanding balance in full in cash by August 31, 2024.

The Company’s objective in negotiating this Third Amendment was to conserve cash resources for the purpose of drug development, with the cooperation of Streeterville. By arranging a reduced maximum cash payment through April 30, 2024 and an extension of the Note’s maturity, the Company has extended the Note maturity period beyond the expected receipt of clinical data from ongoing trials of NRX-101 in the treatment of bipolar depression and D-cycloserine in the treatment of chronic pain.

The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by the full text of the Third Amendment attached hereto as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amendment #3 to Convertible Promissory Note, dated February 9, 2024, by and between NRx Pharmaceuticals, Inc. and Streetervillle Capital LLC.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRX PHARMACEUTICALS, INC.

Date: February 14, 2024	By:	/s/ Stephen Willard
	Name:	Stephen Willard
	Title:	Acting General Counsel